Exhibit 99.1

The financial results and related financial information of UDR, Inc. (the “Company” or “UDR”) for the quarter and year ended December 31, 2021 are as follows:

Net Income, Funds from Operations (“FFO”), FFO as Adjusted (“FFOA”), and Adjusted FFO (“AFFO”) per diluted share for the quarter ended December 31, 2021 are detailed below.

	Quarter Ended December 31
Metric	4Q 2021 Actual	4Q 2020 Actual	$ Change vs. Prior Year Period	% Change vs. Prior Year Period
Net Income per diluted share	$0.37	$0.09	$0.28	311%
FFO per diluted share	$0.63	$0.39	$0.24	62%
FFOA per diluted share	$0.54	$0.49	$0.05	10%
AFFO per diluted share	$0.47	$0.43	$0.04	9%

●	The Company reported net income attributable to common stockholders of $116.4 million, or $0.37 per share, compared to $25.5 million, or $0.09 per share, in the prior year period. This increase was primarily due to an increase in Same-Store (“SS”) net operating income (“NOI”), higher NOI from acquired communities, higher income from unconsolidated entities particularly from real estate technology investments, higher gains on sold properties, and lower debt extinguishment costs.

Fourth Quarter 2021 Operations

In the fourth quarter, total revenue increased by $45.8 million year-over-year (“YOY”), or 15.2 percent, to $348.2 million. This increase was primarily attributable to growth in revenue from Same-Store, acquired, and stabilized, non-mature communities.

Summary of Same-Store Results in Fourth Quarter 2021 versus Fourth Quarter 2020

				(1)
Region	Revenue Growth / (Decline)	Expense Growth / (Decline)	NOI Growth / (Decline)	% of Same-Store Portfolio(1)	Physical Occupancy(2)	YOY Change in Occupancy
West	10.9%	3.3%	13.7%	36.3%	96.9%	1.9%
Mid-Atlantic	3.6%	5.8%	2.7%	21.5%	97.1%	0.1%
Northeast	11.3%	4.2%	15.6%	16.6%	96.8%	2.5%
Southeast	9.2%	1.2%	13.2%	12.3%	97.6%	0.5%
Southwest	9.0%	2.9%	12.8%	7.3%	97.5%	0.4%
Other Markets	11.3%	5.0%	14.1%	6.0%	97.5%	0.3%
Total (Cash)	9.0%	3.8%	11.4%	100.0%	97.1%	1.0%
Total (Straight-Line)	5.8%	-	6.6%	-	-	-
(1)	Based on Q4 2021 Same-Store NOI. For definitions of terms, please refer to the “Definitions and Reconciliations” section at the end of this filing.
(2)	Weighted average Same-Store physical occupancy for the quarter.

For the twelve months ended December 31, 2021, total revenue increased by $49.6 million YOY, or 4.0 percent, to $1.3 billion. This increase was primarily attributable to growth in revenue from acquired and Same-Store communities.

The table below includes Same-Store results by region, with concessions accounted for on cash and straight-line bases, for the twelve months ended December 31, 2021.

Summary of Same-Store Results Full-Year 2021 versus Full-Year 2020

				(1)
Region	Revenue Growth / (Decline)	Expense Growth / (Decline)	NOI Growth / (Decline)	% of Same-Store Portfolio(1)	Physical Occupancy(2)	YTD YOY Change in Occupancy
West	(0.4)%	2.7%	(1.5)%	36.4%	96.8%	1.4%
Mid-Atlantic	0.7%	4.0%	(0.7)%	22.2%	97.0%	0.1%
Northeast	0.7%	6.1%	(2.2)%	16.7%	96.6%	2.3%
Southeast	5.9%	6.0%	5.9%	11.7%	97.6%	0.5%
Southwest	3.9%	(0.6)%	6.8%	7.4%	97.4%	0.4%
Other Markets	6.5%	1.2%	8.8%	5.6%	97.7%	1.0%
Total (Cash)	1.5%	3.7%	0.5%	100.0%	97.1%	1.0%
Total (Straight-Line)	(0.4)%	-	(2.2)%	-	-	-
(1)	Based on full-year 2021 Same-Store NOI. For definitions of terms, please refer to the “Definitions and Reconciliations” section at the end of this filing.
(2)	Weighted average Same-Store physical occupancy for full-year 2021.

Transactional Activity

The table below summarizes the Company’s transactional activity completed during the quarter.

Community / Property	Location (MSA)	Purchase / (Sale) Price ($ millions)	Homes	Avg. Monthly Revenue per Occupied Home(1)	Physical Occupancy(1)
Acquisitions
Arbors at Maitland Summit	Orlando, FL	$177.8	663	$1,609	95.7%
Essex Luxe(2)	Orlando, FL	106.0	330	1,967	96.1%
Quarters at Towson Town Center	Baltimore, MD	125.3	430	1,712	95.7%
Total / Weighted Avg.		$409.1	1,423	$1,723	95.8%
Dispositions
1818 Platinum Triangle	Orange County, CA	$(126.0)	265	$2,526	98.8%
(1)	Average Monthly Revenue per Occupied Home and Physical Occupancy are weighted averages for the quarter ended December 31, 2021.
(2)

In September 2018, UDR structured a $12.9 million preferred equity investment with a third-party developer to finance this 330-apartment home community that was completed in 2020. In connection with UDR’s acquisition of the community, the joint venture construction loan and the unpaid accrued interest were paid in full. Approximately $47.9 million of the acquisition cost was financed by issuing approximately 0.9 million Operating Partnership Units priced at $53.00 per share to the seller.

Development Activity and Other Projects

At the end of the fourth quarter, the Company’s development pipeline totaled $501.5 million and was 77 percent funded. The Company’s active development pipeline includes five communities, one each in Denver, CO; Dublin, CA; King of Prussia, PA; Addison, TX; and Washington, D.C., for a combined total of 1,417 homes.

Developer Capital Program (“DCP”) Activity

During the quarter, the Company committed to invest $52.2 million in one DCP project, as summarized below.

Community / Property	Location (MSA)	Commitment ($ millions)	Homes	Return Rate	Investment Type
Upton Place	Washington, D.C.	$52.2	689	9.7%	Preferred Equity

Subsequent to quarter-end, UDR’s investment balance and accrued return totaling approximately $62.4 million were paid in full upon 1200 Broadway, a 313 apartment home development in Nashville, TN, being sold to a third party. In conjunction with this transaction, UDR received $11.7 million of variable upside participation.

Capital Markets and Balance Sheet Activity

As previously announced, during the quarter the Company entered into forward equity sale agreements under its at-the-market equity program for approximately 0.9 million shares of common stock at a weighted average initial forward price per share of $53.51. The initial forward price per share for all forward equity sale agreements mentioned above will be adjusted at settlement to reflect the then-current federal funds rate and the amount of dividends paid to holders of UDR common stock over the term of the forward equity sale agreements. No shares under these new forward equity sale agreements have been settled. The final date by which shares sold under these forward equity sale agreements must be settled is September 6, 2022.

During the quarter, the Company settled approximately 8.1 million shares of common stock under its previously-announced forward equity sales agreements at a weighted average net price per share, after adjustments, of $49.34 for proceeds of $400.0 million.

As of December 31, 2021, the Company had $1.1 billion of liquidity through a combination of cash and undrawn capacity on its credit facilities, plus estimated proceeds of approximately $236.5 million from the potential settlement of approximately 4.4 million shares subject to previously-announced forward equity sale agreements (subject to adjustment as described above, and which have final settlement dates ranging between August 1, 2022 and September 14, 2022), for a total of $1.4 billion in liquidity.

The Company’s total indebtedness as of December 31, 2021 was $5.4 billion with no remaining consolidated maturities until 2024, excluding principal amortization, amounts on the Company’s commercial paper program and amounts on the Company’s working capital credit facility.

Dividend

As previously announced, the Company’s Board of Directors declared a regular quarterly dividend on its common stock for the fourth quarter of 2021 in the amount of $0.3625 per share. The dividend was paid in cash on January 31, 2022 to UDR common shareholders of record as of January 10, 2022. The fourth quarter 2021 dividend represented the 197th consecutive quarterly dividend paid by the Company on its common stock.

As previously announced, the Company’s Board of Directors has announced a 2022 annualized dividend per share of $1.52, a 4.8 percent increase over 2021.

Forward-Looking Statements

Certain statements made herein may constitute “forward-looking statements.” Words such as “expects,” “intends,” “believes,” “anticipates,” “plans,” “likely,” “will,” “seeks,” “estimates” and variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements, by their nature, involve estimates, projections, goals, forecasts and assumptions and are subject to risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in a forward-looking statement, due to a number of factors, which include, but are not limited to, the impact of the COVID-19 pandemic and measures intended to prevent its spread or address its effects, unfavorable changes in the apartment market, changing economic conditions, the impact of inflation/deflation on rental rates and property operating expenses, expectations concerning availability of capital and the stabilization of the capital markets, the impact of competition and competitive pricing, acquisitions, developments and redevelopments not achieving anticipated results, delays in completing developments, redevelopments and lease-ups on schedule, expectations on job growth, home affordability and demand/supply ratio for multifamily housing, expectations concerning development and redevelopment activities, expectations on occupancy levels and rental rates, expectations concerning the joint ventures with third parties, expectations that technology will help grow net operating income, expectations on annualized net operating income and other risk factors discussed in documents filed by the Company with the SEC from time to time, including the Company's Annual Report on Form 10-K and the Company's Quarterly Reports on Form 10-Q. Actual results may differ materially from those described in the forward-looking statements. These forward-looking statements and such risks, uncertainties and other factors speak only as of the date hereof, and the Company expressly disclaims any obligation or undertaking to update or revise any forward-looking statement contained herein, to reflect any change in the Company's expectations with regard thereto, or any other change in events, conditions or circumstances on which any such statement is based, except to the extent otherwise required under the U.S. securities laws.

UDR, Inc.

Consolidated Statements of Operations

(Unaudited) (1)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
In thousands, except per share amounts	2021	2020	2021	2020

REVENUES:
Rental income (2)	$347,024	$301,176	$1,284,665	$1,236,096
Joint venture management and other fees	1,184	1,208	6,102	5,069
Total revenues	348,208	302,384	1,290,767	1,241,165

OPERATING EXPENSES:
Property operating and maintenance	57,670	50,359	218,094	201,944
Real estate taxes and insurance	51,403	45,965	199,446	180,450
Property management	10,411	8,659	38,540	35,538
Other operating expenses	8,604	6,153	21,649	22,762
Real estate depreciation and amortization	163,755	146,135	606,648	608,616
General and administrative	13,868	11,978	57,541	49,885
Casualty-related charges/(recoveries), net	(934)	778	3,748	2,131
Other depreciation and amortization	4,713	2,074	13,185	10,013
Total operating expenses	309,490	272,101	1,158,851	1,111,339

Gain/(loss) on sale of real estate owned	85,223	57,974	136,052	119,277
Operating income	123,941	88,257	267,968	249,103

Income/(loss) from unconsolidated entities (2) (3)	36,523	4,516	65,646	18,844
Interest expense	(36,418)	(37,874)	(143,931)	(153,516)
Debt extinguishment and other associated costs	-	(24,650)	(42,336)	(49,190)
Total interest expense	(36,418)	(62,524)	(186,267)	(202,706)
Interest income and other income/(expense), net (3)	2,254	(1,030)	15,085	6,274

Income/(loss) before income taxes	126,300	29,219	162,432	71,515
Tax (provision)/benefit, net	(156)	(668)	(1,439)	(2,545)

Net Income/(loss)	126,144	28,551	160,993	68,970
Net (income)/loss attributable to redeemable noncontrolling interests in the OP and DownREIT Partnership	(8,652)	(1,929)	(10,873)	(4,543)
Net (income)/loss attributable to noncontrolling interests	(31)	(90)	(104)	(161)

Net income/(loss) attributable to UDR, Inc.	117,461	26,532	150,016	64,266
Distributions to preferred stockholders - Series E (Convertible)	(1,058)	(1,051)	(4,229)	(4,230)

Net income/(loss) attributable to common stockholders	$116,403	$25,481	$145,787	$60,036

Income/(loss) per weighted average common share - basic:	$0.38	$0.09	$0.49	$0.20
Income/(loss) per weighted average common share - diluted:	$0.37	$0.09	$0.48	$0.20

Common distributions declared per share	$0.3625	$0.3600	$1.4500	$1.4400

Weighted average number of common shares outstanding - basic	310,201	294,301	300,326	294,545
Weighted average number of common shares outstanding - diluted	315,833	294,805	301,703	294,927

(1)	See Definitions and Reconciliations at the end of this filing.
(2)	During the three months ended December 31, 2021, UDR collected 95.5% of billed residential revenue and 88.0% of billed retail revenue. As a result, UDR reduced its reserves (reflected as an increase to revenues) by approximately 0.5% or $1.7 million, including $0.3 million for UDR’s share from unconsolidated joint ventures, for residential, and increased its reserves (reflected as a reduction to revenues) by approximately 5.2% or $0.4 million, including straight-line rent receivables and $0 for UDR’s share from unconsolidated joint ventures, for retail. The remaining reserves are based on probability of collection.
(3)	During the three months ended December 31, 2021, UDR recorded $35.2 million in investment income from real estate technology investments, primarily due to SmartRent becoming a public company. Of the $35.2 million, $1.5 million was recorded in Interest income and other income/(expense), net and $33.7 million was recorded in Income/(loss) from unconsolidated entities.

UDR, Inc.

Funds From Operations

(Unaudited) (1)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
In thousands, except per share and unit amounts	2021	2020	2021	2020

Net income/(loss) attributable to common stockholders	$116,403	$25,481	$145,787	$60,036

Real estate depreciation and amortization	163,755	146,135	606,648	608,616
Noncontrolling interests	8,683	2,019	10,977	4,704
Real estate depreciation and amortization on unconsolidated joint ventures	7,903	8,724	31,967	35,023
Net gain on the sale of unconsolidated depreciable property	-	-	(2,460)	-
Net gain on the sale of depreciable real estate owned, net of tax	(85,223)	(57,549)	(136,001)	(118,852)
Funds from operations ("FFO") attributable to common stockholders and unitholders, basic	$211,521	$124,810	$656,918	$589,527

Distributions to preferred stockholders - Series E (Convertible) (2)	1,058	1,051	4,229	4,230

FFO attributable to common stockholders and unitholders, diluted	$212,579	$125,861	$661,147	$593,757

FFO per weighted average common share and unit, basic	$0.64	$0.39	$2.04	$1.86
FFO per weighted average common share and unit, diluted	$0.63	$0.39	$2.02	$1.85

Weighted average number of common shares and OP/DownREIT Units outstanding, basic	332,396	316,605	322,744	316,855
Weighted average number of common shares, OP/DownREIT Units, and common stock
equivalents outstanding, diluted	338,028	320,027	327,039	320,187

Impact of adjustments to FFO:
Debt extinguishment and other associated costs	$-	$24,650	$42,336	$49,190
Debt extinguishment and other associated costs on unconsolidated joint ventures	-	-	1,682	-
Legal and other	4,020	5,059	5,319	8,973
Realized (gain)/loss on real estate technology investments, net of tax	(1,435)	545	(1,980)	1,005
Unrealized (gain)/loss on real estate technology investments, net of tax	(33,784)	(980)	(55,947)	(4,587)
Severance costs	1,439	52	2,280	1,948
Casualty-related charges/(recoveries), net	(934)	823	3,960	2,545
Casualty-related charges/(recoveries) on unconsolidated joint ventures, net	(50)	-	-	31
	$(30,744)	$30,149	$(2,350)	$59,105

FFO as Adjusted attributable to common stockholders and unitholders, diluted	$181,835	$156,010	$658,797	$652,862

FFO as Adjusted per weighted average common share and unit, diluted	$0.54	$0.49	$2.01	$2.04

Recurring capital expenditures	(21,393)	(17,814)	(63,820)	(56,924)
AFFO attributable to common stockholders and unitholders, diluted	$160,442	$138,196	$594,977	$595,938

AFFO per weighted average common share and unit, diluted	$0.47	$0.43	$1.82	$1.86

(1)	See Definitions and Reconciliations at the end of this filing.
(2)	Series E cumulative convertible preferred shares are dilutive for purposes of calculating FFO per share for the three and twelve months ended December 31, 2021 and December 31, 2020. Consequently, distributions to Series E cumulative convertible preferred stockholders are added to FFO and the weighted average number of Series E cumulative convertible preferred shares are included in the denominator when calculating FFO per common share and unit, diluted.

UDR, Inc.

Consolidated Balance Sheets

(Unaudited) (1)

	December 31,	December 31,
In thousands, except share and per share amounts	2021	2020

ASSETS

Real estate owned:
Real estate held for investment	$14,352,234	$12,706,940
Less: accumulated depreciation	(5,136,589)	(4,590,577)
Real estate held for investment, net	9,215,645	8,116,363
Real estate under development
(net of accumulated depreciation of $507 and $1,010)	388,062	246,867
Real estate held for disposition
(net of accumulated depreciation of $0 and $13,779)	-	102,876
Total real estate owned, net of accumulated depreciation	9,603,707	8,466,106

Cash and cash equivalents	967	1,409
Restricted cash	27,451	22,762
Notes receivable, net	26,860	157,992
Investment in and advances to unconsolidated joint ventures, net	702,461	600,233
Operating lease right-of-use assets	197,463	200,913
Other assets	216,311	188,118
Total assets	$10,775,220	$9,637,533

LIABILITIES AND EQUITY

Liabilities:
Secured debt	$1,057,380	$862,147
Unsecured debt	4,355,407	4,114,401
Operating lease liabilities	192,488	195,592
Real estate taxes payable	33,095	29,946
Accrued interest payable	45,980	44,760
Security deposits and prepaid rent	55,441	49,008
Distributions payable	124,729	115,795
Accounts payable, accrued expenses, and other liabilities	136,954	110,999
Total liabilities	6,001,474	5,522,648

Redeemable noncontrolling interests in the OP and DownREIT Partnership	1,299,442	856,294

Equity:
Preferred stock, no par value; 50,000,000 shares authorized at December 31, 2021 and December 31, 2020
2,695,363 shares of 8.00% Series E Cumulative Convertible issued
and outstanding (2,695,363 shares at December 31, 2020)	44,764	44,764
12,582,575 shares of Series F outstanding (14,440,519 shares
at December 31, 2020)	1	1
Common stock, $0.01 par value; 450,000,000 and 350,000,000 shares authorized at December 31, 2021 and December 31, 2020, respectively:
318,149,635 shares issued and outstanding (296,611,579 shares at December 31, 2020)	3,181	2,966
Additional paid-in capital	6,884,269	5,881,383
Distributions in excess of net income	(3,485,080)	(2,685,770)
Accumulated other comprehensive income/(loss), net	(4,261)	(9,144)
Total stockholders' equity	3,442,874	3,234,200
Noncontrolling interests	31,430	24,391
Total equity	3,474,304	3,258,591
Total liabilities and equity	$10,775,220	$9,637,533

(1)	See Definitions and Reconciliations at the end of this filing.

UDR, Inc.

Operating Information

(Unaudited) (1)

	Quarter Ended		Year Ended
	December 31, (2)		December 31, (3)
	2021	2020	2021	2020
Same-Store Communities:
Same-Store rental income	$303,327	$278,321	$1,147,259	$1,130,760
Same-Store operating expense (4)	(90,918)	(87,580)	(356,761)	(344,149)
Same-Store NOI	212,409	190,741	790,498	786,611

Non-Mature Communities/Other NOI:
Stabilized, non-mature communities NOI	21,972	3,781	62,906	24,645
Acquired communities NOI	4,156	-	4,156	-
Development communities NOI	(247)	(9)	(417)	(127)
Non-residential/other NOI (5)	(613)	8,051	5,114	27,689
Sold and held for disposition communities NOI	274	2,288	4,868	14,884
Total Non-Mature Communities/Other NOI	25,542	14,111	76,627	67,091
Total property NOI	$237,951	$204,852	$867,125	$853,702

(1)	See Definitions and Reconciliations at the end of this filing.
(2)	Same-Store consists of 45,713 apartment homes.
(3)	Same-Store consists of 45,143 apartment homes.
(4)	Excludes depreciation, amortization, and property management expenses.
(5)	Primarily non-residential revenue and expense and straight-line adjustment for concessions.

UDR, Inc.

Definitions and Reconciliations

(Unaudited)

Acquired Communities:  The Company defines Acquired Communities as those communities acquired by the Company, other than development and redevelopment activity, that did not achieve stabilization as of the most recent quarter.

Adjusted Funds from Operations ("AFFO") attributable to common stockholders and unitholders:  The Company defines AFFO as FFO as Adjusted attributable to common stockholders and unitholders less recurring capital expenditures on consolidated communities that are necessary to help preserve the value of and maintain functionality at our communities.

Management considers AFFO a useful supplemental performance metric for investors as it is more indicative of the Company's operational performance than FFO or FFO as Adjusted.  AFFO is not intended to represent cash flow or liquidity for the period, and is only intended to provide an additional measure of our operating performance.  The Company believes that net income/(loss) attributable to common stockholders is the most directly comparable GAAP financial measure to AFFO.  Management believes that AFFO is a widely recognized measure of the operations of REITs, and presenting AFFO enables investors to assess our performance in comparison to other REITs.  However, other REITs may use different methodologies for calculating AFFO and, accordingly, our AFFO may not always be comparable to AFFO calculated by other REITs.  AFFO should not be considered as an alternative to net income/(loss) (determined in accordance with GAAP) as an indication of financial performance, or as an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make distributions.  A reconciliation from net income/(loss) attributable to common stockholders to AFFO is provided above.

Development Communities:  The Company defines Development Communities as those communities recently developed or under development by the Company, that are currently majority owned by the Company and have not achieved stabilization as of the most recent quarter.

Funds from Operations as Adjusted ("FFO as Adjusted") attributable to common stockholders and unitholders:  The Company defines FFO as Adjusted attributable to common stockholders and unitholders as FFO excluding the impact of other non-comparable items including, but not limited to, acquisition-related costs, prepayment costs/benefits associated with early debt retirement, impairment write-downs or gains and losses on sales of real estate or other assets incidental to the main business of the Company and income taxes directly associated with those gains and losses, casualty-related expenses and recoveries, severance costs and legal and other costs.

Management believes that FFO as Adjusted is useful supplemental information regarding our operating performance as it provides a consistent comparison of our operating performance across time periods and allows investors to more easily compare our operating results with other REITs. FFO as Adjusted is not intended to represent cash flow or liquidity for the period, and is only intended to provide an additional measure of our operating performance.  The Company believes that net income/(loss) attributable to common stockholders is the most directly comparable GAAP financial measure to FFO as Adjusted.  However, other REITs may use different methodologies for calculating FFO as Adjusted or similar FFO measures and, accordingly, our FFO as Adjusted may not always be comparable to FFO as Adjusted or similar FFO measures calculated by other REITs.  FFO as Adjusted should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of financial performance, or as an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity.  A reconciliation from net income attributable to common stockholders to FFO as Adjusted is provided above.

Funds from Operations ("FFO") attributable to common stockholders and unitholders:  The Company defines FFO attributable to common stockholders and unitholders as net income/(loss) attributable to common stockholders (computed in accordance with GAAP), excluding impairment write-downs of depreciable real estate related to the main business of the Company or of investments in non-consolidated investees that are directly attributable to decreases in the fair value of depreciable real estate held by the investee, gains and losses from sales of depreciable real estate related to the main business of the Company and income taxes directly associated with those gains and losses, plus real estate depreciation and amortization, and after adjustments for noncontrolling interests, and the Company’s share of unconsolidated partnerships and joint ventures.  This definition conforms with the National Association of Real Estate Investment Trust's definition issued in April 2002 and restated in November 2018.  In the computation of diluted FFO, if OP Units, DownREIT Units, unvested restricted stock, unvested LTIP Units, stock options, and the shares of Series E Cumulative Convertible Preferred Stock are dilutive, they are included in the diluted share count.

Management considers FFO a useful metric for investors as the Company uses FFO in evaluating property acquisitions and its operating performance and believes that FFO should be considered along with, but not as an alternative to, net income and cash flow as a measure of the Company's activities in accordance with GAAP.  FFO does not represent cash generated from operating activities in accordance with GAAP and is not necessarily indicative of funds available to fund our cash needs.  A reconciliation from net income/(loss) attributable to common stockholders to FFO is provided above.

Held For Disposition Communities: The Company defines Held for Disposition Communities as those communities that were held for sale as of the end of the most recent quarter.

Net Operating Income (“NOI”):  The Company defines NOI as rental income less direct property rental expenses. Rental income represents gross market rent and other revenues less adjustments for concessions, vacancy loss and bad debt.  Rental expenses include real estate taxes, insurance, personnel, utilities, repairs and maintenance, administrative and marketing.  Excluded from NOI is property management expense, which is calculated as 3.0% of property revenue, and land rent.  Property management expense covers costs directly related to consolidated property operations, inclusive of corporate management, regional supervision, accounting and other costs.

Management considers NOI a useful metric for investors as it is a more meaningful representation of a community’s continuing operating performance than net income as it is prior to corporate-level expense allocations, general and administrative costs, capital structure and depreciation and amortization and is a widely used input, along with capitalization rates, in the determination of real estate valuations.  A reconciliation from net income/(loss) attributable to UDR, Inc. to NOI is provided below.

In thousands	4Q 2021	4Q 2020	YTD 2021	YTD 2020
Net income/(loss) attributable to UDR, Inc.	$117,461	$26,532	$150,016	$64,266
Property management	10,411	8,659	38,540	35,538
Other operating expenses	8,604	6,153	21,649	22,762
Real estate depreciation and amortization	163,755	146,135	606,648	608,616
Interest expense	36,418	62,524	186,267	202,706
Casualty-related charges/(recoveries), net	(934)	778	3,748	2,131
General and administrative	13,868	11,978	57,541	49,885
Tax provision/(benefit), net	156	668	1,439	2,545
(Income)/loss from unconsolidated entities	(36,523)	(4,516)	(65,646)	(18,844)
Interest income and other (income)/expense, net	(2,254)	1,030	(15,085)	(6,274)
Joint venture management and other fees	(1,184)	(1,208)	(6,102)	(5,069)
Other depreciation and amortization	4,713	2,074	13,185	10,013
(Gain)/loss on sale of real estate owned	(85,223)	(57,974)	(136,052)	(119,277)
Net income/(loss) attributable to noncontrolling interests	8,683	2,019	10,977	4,704
Total consolidated NOI	$237,951	$204,852	$867,125	$853,702

Non-Mature Communities:  The Company defines Non-Mature Communities as those communities that have not met the criteria to be included in same-store communities.

Non-Residential / Other:  The Company defines Non-Residential / Other as non-apartment components of mixed-use properties, land held, properties being prepared for redevelopment and properties where a material change in home count has occurred.

Other Markets:  The Company defines Other Markets as the accumulation of individual markets where it operates less than 1,000 Same-Store homes.  Management considers Other Markets a useful metric as the operating results for the individual markets are not representative of the fundamentals for those markets as a whole.

Physical Occupancy: The Company defines Physical Occupancy as the number of occupied homes divided by the total homes available at a community.

QTD Same-Store Communities:  The Company defines QTD Same-Store Communities as those communities Stabilized for five full consecutive quarters.  These communities were owned and had stabilized operating expenses as of the beginning of the quarter in the prior year, were not in process of any substantial redevelopment activities, and were not held for disposition.

Same-Store Revenue with Concessions on a Cash Basis:  Same-Store Revenue with Concessions on a Cash Basis is considered by the Company to be a supplemental measure to rental income on a straight-line basis which allows investors to evaluate the impact of both current and historical concessions and to more readily enable comparisons to revenue as reported by its peer REITs. In addition, Same-Store Revenue with Concessions on a Cash Basis allows an investor to understand the historical trends in cash concessions.

A reconciliation between Same-Store Revenue with Concessions on a Cash Basis to Same-Store Revenue on a straight-line basis (inclusive of the impact to Same-Store NOI) is provided below:

	4Q 21	4Q 20	YTD 21	YTD 20
Revenue (Cash basis)	$303,327	$278,321	$1,147,259	$1,130,760
Concessions granted/(amortized), net	(4,516)	4,207	(9,396)	11,995
Revenue (Straight-line basis)	$298,811	$282,528	$1,137,863	$1,142,755

% change - Same-Store Revenue with Concessions on a Cash basis:	9.0%		1.5%
% change - Same-Store Revenue with Concessions on a Straight-line basis:	5.8%		-0.4%

% change - Same-Store NOI with Concessions on a Cash basis:	11.4%		0.5%
% change - Same-Store NOI with Concessions on a Straight-line basis:	6.6%		-2.2%

Sold Communities:  The Company defines Sold Communities as those communities that were disposed of prior to the end of the most recent quarter.

Stabilization/Stabilized: The Company defines Stabilization/Stabilized as when a community’s occupancy reaches 90% or above for at least three consecutive months.

Stabilized, Non-Mature Communities:  The Company defines Stabilized, Non-Mature Communities as those communities that have reached Stabilization but are not yet in the same-store portfolio.

YTD Same-Store Communities:  The Company defines YTD Same-Store Communities as those communities Stabilized for two full consecutive calendar years.  These communities were owned and had stabilized operating expenses as of the beginning of the prior year, were not in process of any substantial redevelopment activities, and were not held for disposition.